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                                                                      EXHIBIT 99

                          [WILLBROS GROUP, INC. LOGO]


                                           CONTACT: Michael W. Collier
NEWS RELEASE                                        Investor Relations Manager
                                                    Willbros USA, Inc.
                                                    (713) 403-8016

FOR IMMEDIATE RELEASE                               Jack Lascar
                                                    Partner
                                                    DRG&E/(713) 529-6600

            WILLBROS RECEIVES WAIVER AND REACTIVATES CREDIT FACILITY

 HOUSTON - July 19, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that it has received an Amendment and Waiver Agreement ("Amendment") from its syndicated bank group led by Calyon Corporate and Investment Bank to waive its non-compliance with certain financial and non-financial covenants. The Amendment provides for the following:

   - The facility will be available immediately for the issuance of letters of credit and will be available for cash borrowings once the Company has met its Securities and Exchange Commission (SEC) filing requirements.

   - The total amount of the facility will be reduced to $100 million to reflect the anticipated utilization of the facility.

   - Certain financial covenants were modified to reflect the Company's anticipated operating performance.

   - The Company has agreed to maintain an aggregate cash balance of not less than $15 million.

   - The Amendment requires that the Company meet its SEC filing requirements by September 30, 2005.

      The facility is scheduled to mature on March 12, 2007. As of June 30, 2005, the Company had no outstanding borrowings, approximately $50 million in letters of credit

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outstanding, and, with existing cash balances, the Company projects no need for cash borrowings to support its operations for the foreseeable future.

      The Company also announced that it will provide an operational and financial update to the investor community in the form of a 12b-25 filing it expects to release in early August, followed by a conference call. The Company has not filed its Form 10-K for 2004 nor its Form 10-Q for the period ending March 31, 2005, due to an internal investigation, which, although substantially complete, has delayed the issuance of the Company's audited financial reports and their filing, as required by the Securities and Exchange Commission.

Willbros Group, Inc. is a leading independent contractor serving the oil, gas and power industries, providing construction, engineering and other specialty oilfield-related services to industry and government entities worldwide.

The Company's World Wide Web site can be accessed at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations, fines and penalties by government agencies, the financial impact of the internal investigation, litigation that may arise from the investigation, the outcome of the potential SEC and Department of Justice investigations, including review and restatement of its previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Willbros' 2004 financial statements; the communication by Willbros' management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; availability of quality management, availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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